Exhibit 99.1

FOR IMMEDIATE RELEASE

SpartanNash Announces Second Quarter Fiscal 2024 Results

Reaffirms Fiscal 2024 Guidance

Pilots Customer Value Proposition in Retail Segment

GRAND RAPIDS, Mich. – Aug. 15, 2024 – Food solutions company SpartanNash (the "Company") (Nasdaq: SPTN) today reported financial results for its 12-week second quarter ended July 13, 2024.

"The team’s execution of our transformational initiatives has created a foundation for future growth while contributing to our margin gains year-to-date," said SpartanNash President and CEO Tony Sarsam. "We are pleased with the progression of our investments in margin-enhancing programs and expect benefits by the end of the year. Building on this progress, we are piloting a Customer Value Proposition initiative that is informed by extensive shopper data and insights, aimed at enhancing freshness, value and convenience. As part of this store modernization program, we are lowering prices on 6,000 products to bring more value to our shoppers today."

Second Quarter Fiscal 2024 Highlights(1)

•
Net sales decreased 3.5% to $2.23 billion, driven by lower volumes in both the Wholesale and Retail segments.
o
Wholesale segment net sales decreased 4.8% to $1.55 billion primarily due to reduced volumes in the national accounts customer channel.
o
Retail segment net sales decreased 0.4% to $676.1 million, with comparable store sales down 2.5%. Incremental sales from newly acquired Metcalfe’s Market stores were offset by lower consumer demand trends.
•
Net earnings of $0.34 per diluted share, compared to $0.57 per diluted share.
o
The decrease was primarily due to lower unit volumes and higher restructuring and asset impairment charges. This reduction was partially offset by benefits from the merchandising transformation, favorable segment sales mix, as well as lower LIFO expense of $3.2 million.
•
Adjusted EPS(2) of $0.59, compared to $0.65. Adjusted EBITDA(3) of $64.5 million, compared to $66.1 million. These measures exclude, among other items, restructuring and asset impairment charges, the impact of the LIFO provision and acquisition and integration expenses.

Other Fiscal 2024 Highlights(4)

•
Cash generated from operating activities of $132.1 million compared to $49.7 million. The 166.0% increase in cash from operating activities is due primarily to ongoing working capital management initiatives.
•
Net long-term debt(5) to adjusted EBITDA(3) ratio of 2.2x improved sequentially compared to 2.4x at the end of the first quarter.
•
Capital expenditures and IT capital(6) of $73.4 million compared to $63.5 million.
•
Returned $30.4 million to shareholders through $15.1 million in share repurchases and $15.4 million in dividends.
(1)
All comparisons are for the second quarter of 2024 compared with the second quarter of 2023, unless otherwise noted.
(2)
A reconciliation of net earnings to adjusted earnings from continuing operations, as well as per diluted share (“adjusted EPS”), a non-GAAP financial measure, is provided in Table 3.
(3)
A reconciliation of net earnings to adjusted EBITDA, a non-GAAP financial measure, is provided in Table 2.
(4)
All comparisons are for the fiscal year-to-date 2024 compared with the fiscal year-to-date 2023, unless otherwise noted.
(5)
A reconciliation of long-term debt and finance lease obligations to net long-term debt, a non-GAAP financial measure, is provided in Table 4.
(6)
A reconciliation of purchases of property and equipment to capital expenditures and IT capital, a non-GAAP financial measure, is provided in Table 5.

Fiscal 2024 Outlook

Based on the Company’s performance to date and the current outlook for the remainder of fiscal 2024, the Company reaffirmed its previous guidance provided on May 30, 2024. The following table provides the Company’s guidance for fiscal 2024:

	Fiscal 2023	Fiscal 2024 Outlook
(In millions, except adjusted EPS(2))	Actual	Low	High
Total net sales	$9,729	$9,500	$9,700
Adjusted EBITDA(3)	$257	$255	$270
Adjusted EPS(2)	$2.18	$1.85	$2.10
Capital expenditures and IT capital(6)	$127	$135	$145

Guidance incorporates the Company’s long-term strategic initiatives, including all transformational programs and tuck-in acquisitions.

Conference Call & Supplemental Earnings Presentation

The Company will host a conference call to discuss its quarterly results with additional comments and details on Thursday, Aug. 15, 2024, at 10:30 a.m. ET. There will also be a simultaneous, live webcast made available at SpartanNash's website at spartannash.com/webcasts under the "Investor Relations" section and will remain archived on the Company's website through Thursday, Aug. 29, 2024.

A supplemental quarterly earnings presentation will also be available on the Company’s website at spartannash.com/investor-presentations.

About SpartanNash

SpartanNash (Nasdaq: SPTN) is a food solutions company that delivers the ingredients for a better life. Committed to fostering a People First culture, the SpartanNash family of Associates is 17,000 strong. SpartanNash operates two complementary business segments – food wholesale and grocery retail. Its global supply chain network serves wholesale customers that include independent and chain grocers, national retail brands, e-commerce platforms, and U.S. military commissaries and exchanges. The Company distributes products for every aisle in the grocery store, from fresh produce to household goods to its OwnBrands, which include the Our Family® portfolio of products. On the retail side, SpartanNash operates 147 brick-and-mortar grocery stores, primarily under the banners of Family Fare, Martin’s Super Markets and D&W Fresh Market, in addition to dozens of pharmacies and fuel centers. Leveraging insights and solutions across its segments, SpartanNash offers a full suite of support services for independent grocers. For more information, visit spartannash.com.

Forward-Looking Statements

The matters discussed in this press release and in the Company's website-accessible conference calls with analysts and investor presentations include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), about the plans, strategies, objectives, goals or expectations of the Company. These forward-looking statements may be identifiable by words or phrases indicating that the Company or management "expects," "projects," "anticipates," "plans," "believes," "intends," or "estimates," or that a particular occurrence or event "may," "could," "should," "will" or "will likely" result, occur or be pursued or "continue" in the future, that the "outlook," "trend," "guidance" or "target" is toward a particular result or occurrence, that a development is an "opportunity," "priority," "strategy," "focus," that the Company is "positioned" for a particular result, or similarly stated expectations. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date made. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies may affect actual results and could cause actual results to differ materially. These risks and uncertainties include the Company's ability to compete in an extremely competitive industry; the Company's dependence on certain major customers; the Company's ability to implement its growth strategy and transformation initiatives; the Company's ability to implement its growth strategy through acquisitions and successfully integrate acquired businesses; disruptions to the Company's information security network, including security breaches and cyber-attacks; impacts to the availability and performance of the Company's information technology systems; changes in relationships with the Company's vendor base; changes in product availability and product pricing from vendors; macroeconomic uncertainty, including rising inflation, potential economic recession, and increasing interest rates; difficulty attracting and retaining well-qualified Associates and effectively managing increased labor costs; failure to successfully retain or manage transitions with executive leaders and other key personnel; impacts to the Company's business and reputation due to an increasing focus on environmental, social and governance matters; customers to whom the Company extends credit or for whom the Company guarantees loans may fail to repay the Company; changes in the geopolitical conditions; disruptions associated with severe weather conditions and natural disasters, including effects from climate change; disruptions associated with disease outbreaks; the Company's ability to manage its private brand program for U.S. military commissaries, including the termination of the program or not achieving the desired results; impairment charges for goodwill or other long-lived assets; the Company's level of indebtedness; interest rate fluctuations; the Company's ability to service its debt and to comply with debt covenants; changes in government regulations; labor relations issues; changes in the military commissary system, including its supply chain, or in the level of governmental funding; product recalls and other product-related safety concerns; cost increases related to multi-employer pension plans; and other risks and uncertainties listed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Annual Report on Form 10-K and in subsequent filings with the Securities and Exchange Commission. Additional risks and uncertainties not currently known to the Company or that the Company currently believes are immaterial also may impair its business, operations, liquidity, financial condition and prospects. The Company undertakes no obligation to update or revise its forward-looking statements to reflect developments that occur or information obtained after the date of this press release.

# # #

INVESTOR CONTACT:

Kayleigh Campbell

Head of Investor Relations

kayleigh.campbell@spartannash.com

MEDIA CONTACT:

Adrienne Chance

SVP, Communications

press@spartannash.com

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	12 Weeks Ended		28 Weeks Ended
	July 13,	July 15,	July 13,	July 15,
(In thousands, except per share amounts)	2024	2023	2024	2023
Net sales	$2,230,756	$2,312,394	$5,037,019	$5,219,788
Cost of sales	1,877,753	1,960,012	4,243,672	4,420,740
Gross profit	353,003	352,382	793,347	799,048

Operating expenses
Selling, general and administrative	318,157	318,795	721,790	736,991
Acquisition and integration, net	2,613	55	2,940	129
Restructuring and asset impairment, net	6,107	(2,254)	11,875	1,829
Total operating expenses	326,877	316,596	736,605	738,949

Operating earnings	26,126	35,786	56,742	60,099

Other expenses and (income)
Interest expense, net	10,541	9,349	24,028	20,938
Other, net	(550)	(685)	(1,598)	(1,724)
Total other expenses, net	9,991	8,664	22,430	19,214

Earnings before income taxes	16,135	27,122	34,312	40,885
Income tax expense	4,646	7,654	9,852	10,080
Net earnings	$11,489	$19,468	$24,460	$30,805

Net earnings per basic common share	$0.34	$0.57	$0.72	$0.90

Net earnings per diluted common share	$0.34	$0.56	$0.71	$0.88

Weighted average shares outstanding:
Basic	33,726	34,125	33,962	34,366
Diluted	33,958	34,641	34,329	35,116

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	July 13,	December 30,
(In thousands)	2024	2023
Assets
Current assets
Cash and cash equivalents	$25,242	$17,964
Accounts and notes receivable, net	426,869	421,859
Inventories, net	527,595	575,226
Prepaid expenses and other current assets	65,126	62,440
Total current assets	1,044,832	1,077,489

Property and equipment, net	662,501	649,071
Goodwill	190,214	182,160
Intangible assets, net	102,793	101,535
Operating lease assets	266,221	242,146
Other assets, net	99,323	103,174

Total assets	$2,365,884	$2,355,575

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$466,830	$473,419
Accrued payroll and benefits	60,720	78,076
Other accrued expenses	63,557	57,609
Current portion of operating lease liabilities	42,394	41,979
Current portion of long-term debt and finance lease liabilities	9,754	8,813
Total current liabilities	643,255	659,896

Long-term liabilities
Deferred income taxes	81,114	73,904
Operating lease liabilities	252,850	226,118
Other long-term liabilities	25,897	28,808
Long-term debt and finance lease liabilities	586,427	588,667
Total long-term liabilities	946,288	917,497

Commitments and contingencies

Shareholders’ equity
Common stock, voting, no par value; 100,000 shares authorized; 33,750 and 34,610 shares outstanding	449,076	460,299
Preferred stock, no par value, 10,000 shares authorized; no shares outstanding	—	—
Accumulated other comprehensive income	1,005	796
Retained earnings	326,260	317,087
Total shareholders’ equity	776,341	778,182

Total liabilities and shareholders’ equity	$2,365,884	$2,355,575

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	28 Weeks Ended
(In thousands)	July 13, 2024	July 15, 2023
Cash flow activities
Net cash provided by operating activities	$132,098	$49,656
Net cash used in investing activities	(79,495)	(57,057)
Net cash used in financing activities	(45,325)	(4,775)
Net increase (decrease) in cash and cash equivalents	7,278	(12,176)
Cash and cash equivalents at beginning of the period	17,964	29,086
Cash and cash equivalents at end of the period	$25,242	$16,910

SPARTANNASH COMPANY AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA

Table 1: Sales and Operating Earnings (Loss) by Segment

(Unaudited)

12 Weeks Ended					28 Weeks Ended
(In thousands)	July 13, 2024		July 15, 2023		July 13, 2024		July 15, 2023
Wholesale Segment:
Net sales	$1,554,628	69.7%	$1,633,364	70.6%	$3,568,649	70.8%	$3,719,048	71.2%
Operating earnings	22,067		21,542		58,069		47,867
Retail Segment:
Net sales	676,128	30.3%	679,030	29.4%	1,468,370	29.2%	1,500,740	28.8%
Operating earnings (loss)	4,059		14,244		(1,327)		12,232
Total:
Net sales	$2,230,756	100.0%	$2,312,394	100.0%	$5,037,019	100.0%	$5,219,788	100.0%
Operating earnings	26,126		35,786		56,742		60,099

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the Company also provides information regarding adjusted earnings from continuing operations, as well as per diluted share (“adjusted EPS”), net long-term debt, capital expenditures and IT capital, and adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”). These are non-GAAP financial measures, as defined below, and are used by management to allocate resources, assess performance against its peers and evaluate overall performance. The Company believes these measures provide useful information for both management and its investors. The Company believes these non-GAAP measures are useful to investors because they provide additional understanding of the trends and special circumstances that affect its business. These measures provide useful supplemental information that helps investors to establish a basis for expected performance and the ability to evaluate actual results against that expectation. The measures, when considered in connection with GAAP results, can be used to assess the overall performance of the Company as well as assess the Company’s performance against its peers. These measures are also used as a basis for certain compensation programs sponsored by the Company. In addition, securities analysts, fund managers and other shareholders and stakeholders that communicate with the Company request its financial results in these adjusted formats.

Current year adjusted earnings from continuing operations, and adjusted EBITDA exclude, among other items, LIFO expense, organizational realignment, severance associated with cost reduction initiatives and operating and non-operating costs associated with the postretirement plan amendment and settlement. Current year organizational realignment includes consulting and severance costs associated with the Company’s change in its go-to-market strategy as part of its long-term plan, which relates to the reorganization of certain functions. Costs related to the postretirement plan amendment and settlement include operating and non-operating expenses associated with amortization of the prior service credit related to the amendment of the retiree medical plan, which are adjusted out of adjusted earnings from continuing operations. Postretirement plan amendment and settlement costs also include operating expenses related to payroll taxes which are adjusted out of all non-GAAP financial measures. Prior year adjusted earnings from continuing operations, and adjusted EBITDA exclude, among other items, LIFO expense, organizational realignment, severance associated with cost reduction initiatives and a non-routine settlement related to a legal matter resulting from a previously closed operation that was resolved during the prior year and operating and non-operating costs associated with the postretirement plan amendment and settlement.

Each of these items are considered “non-operational” or “non-core” in nature.

The Company is unable to provide a full reconciliation of the GAAP to non-GAAP measures used in the Fiscal 2024 Outlook section of this press release without unreasonable effort because it is not possible to predict certain adjustment items with a reasonable degree of certainty since they are not yet known or quantifiable, and do not relate to the Company's normal operating activities. These adjustments may include, among other items, restructuring and asset impairment activity, acquisition and integration costs, severance, costs related to the postretirement plan amendment and settlement, and organizational realignment costs, and the impact of adjustments to the LIFO inventory reserve. This information is dependent upon future events, which may be outside of the Company's control and could have a significant impact on its GAAP financial results for fiscal 2024.

Table 2: Reconciliation of Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization

(Adjusted EBITDA)

(A Non-GAAP Financial Measure)

(Unaudited)

	12 Weeks Ended		28 Weeks Ended
(In thousands)	July 13, 2024	July 15, 2023	July 13, 2024	July 15, 2023
Net earnings	$11,489	$19,468	$24,460	$30,805
Income tax expense	4,646	7,654	9,852	10,080
Other expenses, net	9,991	8,664	22,430	19,214
Operating earnings	26,126	35,786	56,742	60,099
Adjustments:
LIFO expense	1,509	4,667	3,529	15,839
Depreciation and amortization	23,342	22,458	53,988	52,203
Acquisition and integration, net	2,613	55	2,940	129
Restructuring and asset impairment, net	6,107	(2,254)	11,875	1,829
Cloud computing amortization	1,840	1,076	3,858	2,426
Organizational realignment, net	1,369	2,029	1,675	2,029
Severance associated with cost reduction initiatives	72	(12)	141	272
Stock-based compensation	1,900	2,465	5,620	7,612
Stock warrant	190	353	516	960
Non-cash rent	(725)	(635)	(1,626)	(1,563)
Loss on disposal of assets	64	24	44	46
Legal settlement	—	—	—	900
Postretirement plan amendment and settlement	99	94	99	94
Adjusted EBITDA	$64,506	$66,106	$139,401	$142,875
Wholesale:
Operating earnings	$22,067	$21,542	$58,069	$47,867
Adjustments:
LIFO expense	1,153	3,590	2,708	12,323
Depreciation and amortization	12,301	11,644	28,379	27,014
Acquisition and integration, net	1,977	55	1,977	124
Restructuring and asset impairment, net	118	1	(32)	981
Cloud computing amortization	1,155	725	2,524	1,665
Organizational realignment, net	855	1,266	1,046	1,266
Severance associated with cost reduction initiatives	30	(7)	99	257
Stock-based compensation	1,357	1,611	3,861	4,994
Stock warrant	190	353	516	960
Non-cash rent	(243)	(63)	(543)	(138)
Gain on disposal of assets	(1)	(45)	(19)	(35)
Legal settlement	—	—	—	900
Postretirement plan amendment and settlement	62	59	62	59
Adjusted EBITDA	$41,021	$40,731	$98,647	$98,237
Retail:
Operating earnings (loss)	$4,059	$14,244	$(1,327)	$12,232
Adjustments:
LIFO expense	356	1,077	821	3,516
Depreciation and amortization	11,041	10,814	25,609	25,189
Acquisition and integration, net	636	—	963	5
Restructuring and asset impairment, net	5,989	(2,255)	11,907	848
Cloud computing amortization	685	351	1,334	761
Organizational realignment, net	514	763	629	763
Severance associated with cost reduction initiatives	42	(5)	42	15
Stock-based compensation	543	854	1,759	2,618
Non-cash rent	(482)	(572)	(1,083)	(1,425)
Loss on disposal of assets	65	69	63	81
Postretirement plan amendment and settlement	37	35	37	35
Adjusted EBITDA	$23,485	$25,375	$40,754	$44,638

Table 2: Reconciliation of Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, continued

(Adjusted EBITDA)

(A Non-GAAP Financial Measure)

(Unaudited)

52 Weeks Ended
(In thousands)	2023
Net earnings	$52,237
Income tax expense	17,888
Other expenses, net	36,587
Operating earnings	106,712
Adjustments:
LIFO expense	16,104
Depreciation and amortization	98,639
Acquisition and integration, net	3,416
Restructuring and asset impairment, net	9,190
Cloud computing amortization	5,034
Organizational realignment, net	5,239
Severance associated with cost reduction initiatives	318
Stock-based compensation	12,536
Stock warrant	1,559
Non-cash rent	(2,599)
Loss on disposal of assets	259
Legal settlement	900
Postretirement plan amendment and settlement	94
Adjusted EBITDA	$257,401

Notes: Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“adjusted EBITDA”) is a non-GAAP operating financial measure that the Company defines as net earnings plus interest, discontinued operations, depreciation and amortization, and other non-cash items including share-based payments (equity awards measured in accordance with ASC 718, Stock Compensation, which include both stock-based compensation to employees and stock warrants issued to non-employees) and the LIFO provision, as well as adjustments for items that do not reflect the ongoing operating activities of the Company.

Adjusted EBITDA and adjusted EBITDA by segment are not measures of performance under GAAP and should not be considered as a substitute for net earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definitions of adjusted EBITDA and adjusted EBITDA by segment may not be identical to similarly titled measures reported by other companies.

Table 3: Reconciliation of Net Earnings to

Adjusted Earnings from Continuing Operations, as well as per diluted share (“adjusted EPS”)

(A Non-GAAP Financial Measure)

(Unaudited)

	12 Weeks Ended
	July 13, 2024			July 15, 2023
		per diluted			per diluted
(In thousands, except per share amounts)	Earnings	share		Earnings	share
Net earnings	$11,489	$0.34		$19,468	$0.56
Adjustments:
LIFO expense	1,509			4,667
Acquisition and integration, net	2,613			55
Restructuring and asset impairment, net	6,107			(2,254)
Organizational realignment, net	1,369			2,029
Severance associated with cost reduction initiatives	72			(12)
Postretirement plan amendment and settlement	(513)			(631)
Total adjustments	11,157			3,854
Income tax effect on adjustments (a)	(2,767)			(955)
Total adjustments, net of taxes	8,390	0.25		2,899	0.09	*
Adjusted earnings from continuing operations	$19,879	$0.59		$22,367	$0.65
* Includes rounding

	28 Weeks Ended
	July 13, 2024			July 15, 2023
		per diluted			per diluted
(In thousands, except per share amounts)	Earnings	share		Earnings	share
Net earnings	$24,460	$0.71		$30,805	$0.88
Adjustments:
LIFO expense	3,529			15,839
Acquisition and integration, net	2,940			129
Restructuring and asset impairment, net	11,875			1,829
Organizational realignment, net	1,675			2,029
Severance associated with cost reduction initiatives	141			272
Postretirement plan amendment and settlement	(1,458)			(1,649)
Legal settlement	—			900
Total adjustments	18,702			19,349
Income tax effect on adjustments (a)	(4,803)			(4,925)
Total adjustments, net of taxes	13,899	0.41	*	14,424	0.41
Adjusted earnings from continuing operations	$38,359	$1.12		$45,229	$1.29
* Includes rounding

(a)
The income tax effect on adjustments is computed by applying the effective tax rate, before discrete tax items, to the total adjustments for the period.

	52 Weeks Ended
	December 30, 2023
		per diluted
(In thousands, except per share data)	Earnings	share
Net earnings	$52,237	$1.50
Adjustments:
LIFO expense	16,104
Acquisition and integration, net	3,416
Restructuring and asset impairment, net	9,190
Organizational realignment, net	5,239
Severance associated with cost reduction initiatives	318
Legal settlement	900
Postretirement plan amendment and settlement	(3,174)
Total adjustments	31,993
Income tax effect on adjustments (a)	(8,218)
Total adjustments, net of taxes	23,775	0.68
Adjusted earnings from continuing operations	$76,012	$2.18

(a)
The income tax effect on adjustments is computed by applying the effective tax rate, before discrete tax items, to the total adjustments for the period.

Notes: Adjusted earnings from continuing operations, as well as per diluted share (“adjusted EPS”), is a non-GAAP operating financial measure that the Company defines as net earnings plus or minus adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

Adjusted earnings from continuing operations is not a measure of performance under GAAP and should not be considered as a substitute for net earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definition of adjusted earnings from continuing operations may not be identical to similarly titled measures reported by other companies.

Table 4: Reconciliation of Long-Term Debt and Finance Lease Obligations to Net Long-Term Debt

(A Non-GAAP Financial Measure)

(Unaudited)

(In thousands)	July 13, 2024	December 30, 2023
Current portion of long-term debt and finance lease liabilities	$9,754	$8,813
Long-term debt and finance lease liabilities	586,427	588,667
Total debt	596,181	597,480
Cash and cash equivalents	(25,242)	(17,964)
Net long-term debt	$570,939	$579,516

Notes: Net long-term debt is a non-GAAP financial measure that is defined as long-term debt and finance lease obligations plus current maturities of long-term debt and finance lease obligations less cash and cash equivalents. The Company believes both management and its investors find the information useful because it reflects the amount of long-term debt obligations that are not covered by available cash and temporary investments. Net long-term debt is not a substitute for GAAP financial measures and may differ from similarly titled measures of other companies.

Table 5: Reconciliation of Purchases of Property and Equipment to Capital Expenditures and IT Capital

(A Non-GAAP Financial Measure)

(Unaudited)

	28 Weeks Ended
(In thousands)	July 13, 2024	July 15, 2023
Purchases of property and equipment	$67,074	$60,824
Plus:
Cloud computing spend	6,347	2,719
Capital expenditures and IT capital	$73,421	$63,543

52 Weeks Ended
(In thousands)	December 30, 2023
Purchases of property and equipment	$120,330
Plus:
Cloud computing spend	7,040
Capital expenditures and IT capital	$127,370

Notes: Capital expenditures and IT capital is a non-GAAP financial measure calculated by adding spending related to the development of cloud computing applications to capital expenditures, the most directly comparable GAAP measure. Cloud computing spend only includes costs incurred during the application development phase and does not include ongoing costs of hosting or maintenance associated with these applications, which are expensed as incurred. The Company believes it is a useful indicator of the Company’s investment in its facilities and systems as it transitions to more cloud-based IT systems. Capital expenditures and IT capital is not a substitute for GAAP financial measures and may differ from similarly titled measures of other companies.